UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 9, 2004

Hawaiian Electric Industries, Inc.

Hawaiian Electric Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

State of Hawaii	1-8503 1-4955	99-0208097 99-0040500
(State or other jurisdiction of incorporation)	Commission File Number	I.R.S. Employer Identification No.

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 8.01 Other Events.

On November 9, 2004, HECO, a subsidiary of HEI, issued the following news release relating to a rate increase application that it expects to file with the Public Utilities Commission of the State of Hawaii later this week:

HECO TO FILE RATE CASE SEEKING PERMISSION TO FOCUS EFFORTS ON ENERGY CONSERVATION AND EFFICIENCY

(Honolulu, HI): Citing the critical need to continue and to expand its successful energy conservation and efficiency programs, Hawaiian Electric Company (HECO) will be asking the Public Utilities Commission (PUC) this week for a rate increase to support an even more aggressive package of programs.

According to HECO, if its request is approved, customer rates will increase by a net 7.3% or $74.2 million in net revenues. If the request is approved by the PUC, a typical residential household using 600 kilowatt-hours, would see its monthly bill increase by $6.51 (from $92.52 per month to about $99.03). At the earliest, any rate increase would not take effect until the latter part of 2005.

Over 40% of the requested increase in base revenues is needed to ensure the continuation and expansion of energy efficiency and conservation programs, including the popular solar water heating program. Without approval by the PUC, the existing programs will end in 2005.

“With electricity demand reaching new peaks, Oahu is facing a power crunch and we need to take action now,” said Robbie Alm, HECO’s senior vice president for public affairs. “The single most critical thing we can do today is to reduce use of electricity by encouraging conservation and increasing the efficiency of how electricity is used. We are asking permission to continue this shift in focus when it comes to meeting energy needs.

“One of the best parts of these accelerated programs is that for those customers who join in these efforts, their bills could actually go down; and that’s really the purpose. Use less and you pay less,” Alm said.

The over $40 million package of support for conservation and efficiency is part of a larger rate case being filed pursuant to an agreement between HECO and the Consumer Advocate to bring an examination of the Company’s rates before the PUC after an absence of 10 years. HECO’s last rate increase was received in 1995, resulting in an overall increase of 1.3%.

The remainder of the requested increase is largely to help pay for a decade of reliability investments, including costs to buy an additional 29 megawatts of power recently contracted, subject to PUC approval, from independent power producer Kalaeloa Partners. The case will also provide critical policy decisions including how to treat new company initiatives such as its cost sharing program to help communities underground more electric lines.

Examples of major projects that HECO has built to improve reliable service which were completed since HECO’s last rate case:

•	Major underground cable replacement work, including upgrading the underground cables in the critical downtown network which serves key centers of government and business. (This major initiative came in the wake of problems in 1996 which included several incidents of underground fires and flying manhole covers.)

•	A new 46-kilovolt (kV) sub-transmission line from Waialua to Kuilima, placed in service in 1999.

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•	HECO’s underground 138kV transmission lines connecting HECO’s Archer, Kewalo and Kamoku substations, completed in 2002 and 2003. (These projects are part of an important southern transmission corridor that HECO has been working on since the early 1990s to provide an alternate route to deliver power to customers. This alternate power corridor was identified as an important reliability measure in the wake of the April 9, 1991 island-wide blackout.)

•	The cost of undergrounding lower voltage distribution lines along Kamehameha Highway in Pearl City in 1998.

•	A new, modern and more efficient underground fuel pipeline, running in the State Energy Corridor from Campbell Industrial Park to HECO’s Waiau power plant, expected to be completed in 2004.

“We know any rate increase is tough on our customers,” said Alm. “And as Hawaii’s economy has struggled, we have worked hard over the past decade to avoid asking for an increase. But we can’t hold off any longer, especially with the conservation and efficiency programs ready to end.”

HECO’s existing conservation and energy efficiency current programs have paid out $31 million in rebates, resulting in an additional 16,000 solar water heating systems and thousands of projects to help businesses add energy-saving and money-saving devices such as efficient air conditioning, lighting, heating, industrial motors and other applications. HECO is also seeking to expand these programs, for example, with a plan for qualified low-income families to make available free energy-efficient devices such as compact fluorescent lighting, low-flow showerheads, water heater blankets and others.

Alm reiterated that the major focus of the current rate case is energy conservation and efficiency and that no costs for the proposed East Oahu Transmission Project (EOTP) or a proposed new power plant on Oahu are included. He did note that additional power generation is also needed, but such a project will need PUC approval as well as permits and approvals from various other Federal, State and County agencies. Any rate increase for the EOTP project or a new power plant would have to be included in a future rate case and could only occur after the new facilities are built and in use.

Although HECO’s formal filing asks for a 9.9% base rate increase or $98.6 million in base revenues, that amount includes the transfer of the cost of existing energy conservation programs from a surcharge line item on electric bills into base electricity charges which appear on another line on electric bills. In other words, the net increase to customers is 7.3%.

The PUC is expected to hold a public hearing on the proposed 2005 increase early next year and an evidentiary hearing in third quarter 2005. The PUC may grant an interim increase within ten to 11 months following HECO’s application; however, there is no guarantee of such an interim increase. Similarly, the timing and amount of any final increase is up to the discretion of the PUC.

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Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, plans or similar expressions. In addition, any statements concerning possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements and Risk Factors” discussion (which is incorporated by reference herein) set forth on page v of HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President (Principal Financial Officer of HECO)
(Principal Financial Officer of HEI)	Date: November 9, 2004
Date: November 9, 2004

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